UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM 8-K
___________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 5, 2023
___________________________
STERLING CHECK CORP.
(Exact name of registrant as specified in its charter)
___________________________

Delaware	1-40829		37-1784336
(State or other jurisdiction of incorporation)	(Commission File Number)		(I.R.S. Employer Identification No.)
6150 Oak Tree Boulevard, Suite 490	Independence	Ohio	44131
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code: 1 (800) 853-3228
(Former Name or Former Address, if Changed Since Last Report)
___________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	STER	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
Share Repurchase Agreement
On June 5, 2023, Sterling Check Corp. (the “Company”) entered into a share repurchase agreement (the “Share Repurchase Agreement”) with Broad Street Principal Investments, L.L.C. (“BSPI”), one of the Selling Stockholders (as defined below) pursuant to which the Company agreed to repurchase, directly from BSPI, 1,000,000 shares of common stock, par value $0.01 per share, of the Company (the “Share Repurchase”) in a private, non-underwritten transaction at a price per share equal to the price to be paid by the Underwriters (as defined below) in the Offering (as defined below). The Company expects to fund the Share Repurchase from cash on hand. The Share Repurchase is expected to be consummated concurrently with the Offering. Although the Share Repurchase is conditioned upon the closing of the Offering, the closing of the Offering is not conditioned upon the closing of the Share Repurchase. The Share Repurchase would be part of the Company’s existing $100,000,000 share repurchase program authorized by the Company’s board of directors on November 23, 2022, and would reduce the remaining amount available for repurchase. The terms and conditions of the Share Repurchase were reviewed and approved by the audit committee of the Company’s board of directors. BSPI, together with other entities affiliated with The Goldman Sachs Group, Inc., are owners of a majority of the Company’s common stock.
The foregoing description of the Share Repurchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Repurchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 8.01. Other Events.
Underwriting Agreement
On June 7, 2023, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”) and the selling stockholders named in Schedule II thereto (collectively, the “Selling Stockholders”), relating to the sale by the Selling Stockholders of 8,000,000 shares (the “Shares”) of common stock, par value $0.01 per share, of the Company (the “Offering”). In connection with the Offering, the Selling Stockholders have granted the Underwriters a 30-day option to purchase up to an additional 1,200,000 Shares of the Company’s common stock. The Offering is expected to close on June 12, 2023, subject to the satisfaction of customary closing conditions. The Company is not selling any shares in the Offering and will not receive any proceeds from the sale of shares being sold by the Selling Stockholders in the Offering.
The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-268996), which was declared effective by the Securities and Exchange Commission on January 24, 2023, as supplemented by a preliminary prospectus supplement dated June 6, 2023 and a final prospectus supplement dated June 7, 2023.
The Underwriting Agreement includes customary representations, warranties and covenants by the Company and Selling Stockholders. It also provides for customary indemnification of the Underwriters by each of the Company and the Selling Stockholders for certain liabilities, including liabilities under the Securities Act of 1933, as amended. The offering is expected to close on June 12, 2023, subject to the satisfaction of customary closing conditions.
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
1.1
Underwriting Agreement, dated June 7, 2023, by and among Sterling Check Corp., the selling stockholders named in Schedule II thereto and the several underwriters named in Schedule I thereto, for which Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC acted as representatives.

10.1	Share Repurchase Agreement, dated June 5, 2023, by and between Sterling Check Corp. and Broad Street Principal Investments, L.L.C.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
Forward-looking statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements about the closing of the Share Repurchase and the closing of the Offering. These forward-looking statements are based on current expectations, assumptions, estimates and projections, and while the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the control of the Company. Any forward-looking statement made in this Current Report on Form 8-K speaks only as of the date of such statement. The Company does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING CHECK CORP.

June 9, 2023	By:	/s/ Steven Barnett
	Name:	Steven Barnett
	Title:	Executive Vice President, Secretary and
Chief Legal & Risk Officer